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                [LETTERHEAD OF THE FLORIDA DEPARTMENT OF STATE]


February 18, 1998


WILLIAM W. PERRY III
WESTSTAR ENVIRONMENTAL INC.
9550 REGENCY SQUARE BLVD., SUITE 1109
JACKSONVILLE, FL 32225


Re: Document Number L83307

The Articles of Amendment to the Articles of Incorporation of WESTSTAR ENVIRONMENTAL, INC., a Florida corporation, were filed on February 16, 1998.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Teresa Brown
Corporate Specialist
Division of Corporations                          Letter Number: 598A00009320

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                                AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF
                          WESTSTAR ENVIRONMENTAL, INC.

      Pursuant to the provisions of Section 607.1001, Florida Statutes, the undersigned, being the President of Weststar Environmental, Inc., a Florida Corporation (the "Company"), does hereby certify as follows:

      1.    The name of the Company is Weststar Environmental, Inc.

      2. Article 3 of the Company's Articles of Incorporation is amended by replacing Article 3 with the following:

                  "The maximum number of shares of stock authorized to be issued by the Corporation is 10,000,000 shares of capital stock, 10,000,000 of which shares shall be common shares of the par value of $.001 per share. Each of the common shares shall entitle the holder thereof to one vote at any shareholders' meeting and otherwise to participate in all such meetings and in the assets of the Corporation. All shares shall be issued for such consideration as may be determined from time to time by the Board of Directors, provided that such consideration shall have a value at least equal to the full par value of such shares. The shares may be paid for in lawful money of the United States of America, or in property, labor or service or any other legal form of consideration."

      3. Shareholders approval is necessary for this Amendment and approval was granted by the shareholders at a meeting held on January 28, 1998.

      4.    The Amendment was adopted by the President on January 28, 1998.

      IN WITNESS WHEREOF, the undersigned has placed his hand and seal of the Company under penalty of false statement on this 10th, day of February, 1998.

                                       Weststar Environmental, Inc.
Effective January 28, 1998
                                       By: /s/ Michael E. Ricks
                                           ---------------------------
Michael E. Ricks                           Michael E. Ricks, President
9550 Regency Square Blvd.
Suite 1109
Jacksonville, FL 32225
Phone: (904) 721-7557
Fax: (904) 721-8488